MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

MID-AMERICA APARTMENT COMMUNITIES ESTABLISHES $250 MM ACQUISITION FUND

Memphis, TN, June 29, 2009: Mid-America Apartment Communities, Inc. (NYSE: MAA) reported today that it has established Mid-America Multifamily Fund II, LLC (“Fund II”).  The fund will be a joint venture between Mid-America and institutional capital.  Targeted investment opportunities will be within Mid-America’s existing Sunbelt markets and operating region. Mid-America will own a 1/3 interest in Fund II, with plans to acquire up to $250 million of apartment properties over the next eighteen months, and have a 6-8 year investment life. Fund II will focus on acquiring properties with redevelopment upside offering value creation opportunity through capital improvements, operating enhancements and restructuring in-place financing.  Mid-America expects to invest a total of approximately $25 million in equity as investments are made.

Eric Bolton, CEO, said “We’ve had excellent success with past investment funds, and we’re excited about the opportunity to leverage Mid-America’s experienced and strong re-development and operating skills. We think this new initiative provides an excellent opportunity to create value for Mid-America’s shareholders.”

Mid-America will earn a management fee, an asset management fee, and have the potential to earn promote fees. Mid-America will target apartment properties that are 7 years old or older for Fund II, and will continue to acquire newer properties for its own portfolio. There are no plans for Mid-America to contribute its existing properties to Fund II.

About Mid-America Apartment Communities, Inc.
MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 42,390 apartment units throughout the Sunbelt region of the U.S. For further details, please refer to the Company website at www.maac.net or contact Investor Relations at investor.relations@maac.net or (901) 435-5371.  6584 Poplar Ave., Memphis, TN  38138.

Forward-Looking Statements
We consider portions of this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our expectations for future periods. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future.  Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:
•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•	increasing real estate taxes and insurance costs;
•	failure of new acquisitions to achieve anticipated results or be efficiently integrated into us;
•	failure of development communities to lease-up as anticipated;
•	inability of a joint venture to perform as expected;
•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;
•	losses from catastrophes in excess of our insurance coverage;
•	unexpected capital needs;
•	inability to attract and retain qualified personnel;
•	potential liability for environmental contamination;
•	adverse legislative or regulatory tax changes;
•	litigation and compliance costs associated with laws requiring access for disabled persons;
•	imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code in any taxable year or foregone opportunities to ensure REIT status;
•	inability to acquire funding through the capital markets;
•	inability to pay required distributions to maintain REIT status due to required debt payments;
•	changes in interest rate levels, including that of variable rate debt, such as extensively used by us;
•	loss of hedge accounting treatment for interest rate swaps due to volatility in the financial markets;
•	the continuation of the good credit of our interest rate swap and cap providers;
•
the availability of credit, including mortgage financing, and the liquidity of the debt markets, including that provided to us by Fannie Mae and Freddie Mac, at present operating under the conservatorship of the United States Government; and

•	inability to meet loan covenants.

Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.